STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of March 24, 1997, by and among Yale E. Key, Inc., a Texas corporation ("Key"), and Keith Neill and wife, Leslie Neill, individual residents of the State of Texas (individually, a "Shareholder" and collectively the "Shareholders").
                                   RECITATIONS

WHEREAS, the Shareholders own 15,282 shares (the "TST Shares") of common stock, par value $1.00 per share, of T.S.T. Paraffin Service Company, Inc. ("TST Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of T.S.T. Paraffin Service Company, Inc., a Texas corporation ("TST"); and

WHEREAS, the Shareholders desire to sell to Key, and Key desires to purchase from the Shareholders, all of the issued and outstanding capital stock of TST.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
                                    ARTICLE I
                                PURCHASE AND SALE

1.1 Purchase and Sale of TST Shares. Subject to the terms and conditions of this Agreement, the Shareholders agree to sell and convey to Key, free and clear of all Encumbrances (as defined in Section 2.1.8.1 hereof), and Key agrees to purchase and accept from the Shareholders, all of the TST Shares. In consideration of the sale of the TST Shares, Key shall pay to the Shareholders, at the Closing (as defined in Section 1.3 hereof) the sum of $8,150,000.00 (the "Purchase Price"), to be paid to Shareholders by means of a wire transfer of immediately available funds to the account designated in writing by the Shareholders.

1.2 Delivery of TST Certificates. The Shareholders shall deliver to Key, at the Closing, duly and validly issued certificate(s) representing all of the TST Shares, each such certificate having been endorsed in blank and in good form for transfer or accompanied by stock powers duly executed in blank, sufficient and in good form to promptly transfer the TST Shares to Key.

1.3 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on April 4, 1997 at l0:00 a.m. at the offices of Bradford L. Moore, Attorney at Law, 508 West Broadway, Brownfield, Texas 79316 provided that the conditions set forth in Article 5 hereof have been satisfied or waived or if such closing conditions have been satisfied or waived prior to April 4, 1997 at such earlier date as is mutually agreed to by the parties hereto. The date on which the Closing occurs is referred to elsewhere herein as the "Closing Date".

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

2.1 Representations and Warranties of the Shareholders. The express representations and warranties of the Shareholders contained in this Article 2 are exclusive and are in lieu of all other representations and warranties, express, implied or statutory, or otherwise. Subject to the foregoing, each of the Shareholders jointly and severally represents and warrants to Key as follows:

2.1.1 Organization and Standing. TST is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it. Copies of TST's Certificate of Incorporation, Articles of Incorporation, Bylaws (all as amended to the date hereof), Articles of Merger of K&L Neill Corp. ("K&L") into TST, and a Certificate of Good Standing issued by the Comptroller of the State of Texas are attached hereto as Schedule 2.1.1. TST does not now conduct (and has never conducted) operations outside of the State of Texas.

2.1.2 Agreement Authorized and its Effect on Other Obligations. Each of the Shareholders is a resident of the State of Texas, above the age of 18 years, and each has the legal capacity and requisite power and authority to enter into, and perform his or her obligations under this Agreement. This Agreement is a valid and binding obligation of each of the Shareholders enforceable against each of the Shareholders (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by the Shareholders will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Articles of Incorporation or Bylaws of TST or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which TST or either of the Shareholders is a party or by which TST or either of the Shareholders or their respective properties are bound.

2.1.3 Capitalization of TST. The authorized capitalization of TST consists of 50,000 shares of TST Common Stock of which, as of the date hereof, 15,282 shares are issued and outstanding (the "TST Shares") and held beneficially and of record by the Shareholders. On the date hereof, TST does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of TST Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights. None of the outstanding shares of TST Common Stock are subject to any voting trust, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

2.1.4 Ownership of TST Shares. Except as disclosed on Schedule 2.1.4 hereto, the Shareholders hold good and valid title to all of the TST Shares, free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign to Key the TST Shares, free and clear of all Encumbrances. Upon transfer of the TST Shares to Key by the Shareholders, Key will own the TST Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of either of the Shareholders, threatened, against TST or either of the Shareholders that concern or affect the title to the TST Shares or that seek to compel the issuance of capital stock or other securities of TST.

2.1.5 No Subsidiaries. Except as disclosed on Schedule 2.1.5 hereto, there is no corporation, partnership, joint venture, business trust or other legal entity in which TST, either directly or indirectly, through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting securities.

2.1.6 Financial Statements. The Shareholders have delivered to Key TST's audited balance sheet (the "12/31 Balance Sheet ") and related statements of income, retained earnings and cash flows, with appended notes which are an integral part of such statements (collectively, the "12/31 Financial Statements"), as of and for the 12 months ended December 31, 1996 (the "Balance Sheet Date"). The 12/31 Financial Statements are attached hereto as Schedule 2.1.6. The 12/31 Financial Statements are true, correct and complete in all material respects and present fairly the financial condition of TST as of the dates indicated, and the results of operations for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants ("GAAP") applied on a consistent basis, except as noted therein. The accounts receivable reflected in the 12/31 Balance Sheet, or which have been thereafter acquired by TST, have been collected or are current and collectible in the aggregate recorded amounts thereof. The inventories of TST reflected in the 12/31 Balance Sheet, or which have been thereafter acquired by TST, consist of items of quality and quantity usable and salable in the normal course of TST's business, and the values at which such inventories are carried are the lower of cost or market.

2.1.7 Liabilities. Except as disclosed on Schedule 2.1.7 hereto, TST has no liabilities or obligations, either accrued, absolute or contingent, nor do either of the Shareholders have any knowledge of any potential liabilities or obligations, which would materially or adversely affect the value and conduct of the business of TST, other than those (i) reflected or reserved against in the 12/31 Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date.

2.1.8 Additional Information. Attached as Schedule 2.1.8 hereto are true, complete and correct lists of the following items:

2.1.8.1 Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by TST, with a description of the nature and amount of any Encumbrances thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

2.1.8.2 Machinery and Equipment. All vehicles, equipment, machinery, tools, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment by TST with a description of the nature and amount of any Encumbrances thereon;


2.1.8.4 Receivables. All accounts and notes receivable, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which TST holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrance on such accounts and notes receivable;

2.1.8.5 Payables. All accounts and notes payable of TST, together with an appropriate aging schedule;


2.1.8.7 [Reserved]

2.1.8.8 Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of TST (collectively, the "TST Employee Benefit Arrangements"), together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency, and all Internal Revenue Service determination letters that have been received with respect to such plans;

2.1.8.9 Certain Salaries. The names and salary rates of all present employees of TST (the "TST Employees") and, to the extent existing on the date of this Agreement, all TST Employee Benefit Arrangements with respect thereto;

2.1.8.10 Bank Accounts. The name of each bank in which TST has an account, the account numbers of each account and the names of all persons authorized to draw thereon; 2.1.8.11 Employee Agreements. Any collective bargaining agreements of TST with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of TST;


2.1.8.13 Trade Names. All trade names, assumed names and fictitious names used or held by TST, whether and where such names are registered, and where used;

2.1.8.14 Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of TST relating thereto or with respect to collateral securing the same;

2.1.8.15 Guaranties. All indebtedness, liabilities and commitments of others as to which TST is a guarantor, endorser, co-maker, surety, or accommodation maker, or contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

2.1.8.16 Reserves and Accruals. All accounting reserves and accruals, maintained in the 12/31 Balance Sheet;

2.1.8.17 Leases. All leases to which TST is a party (whether as lessor or lessee); and

2.1.8.18 Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by TST and all environmental audits, assessments, investigation and reviews conducted by TST within the last five years of any property owned or used by it.

2.1.9 No Defaults. TST is not in default in any material obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other agreement or arrangement other than those that are not material to the business or business prospects of TST.

2.1.10  Absence of Certain  Changes and Events.  Except as disclosed on Schedule
2.1.10 hereto, and except for the payment by TST of (i) the Shareholders' legal fees incurred through February 28, 1997 in connection with the negotiation of this Agreement and (ii) the professional fees associated with the costs of the environmental study performed in connection with this Agreement and other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

2.1.10.1 Financial Change. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of TST;

2.1.10.2 Property Damage. Any material damage, destruction, or loss to the business or properties of TST (whether or not covered by insurance);

2.1.10.3 Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the TST Common Stock, or any direct or indirect redemption, purchase or any other acquisition by TST of any such stock;

2.1.10.4 Capitalization Change. Any change in the capital stock or in the number of shares or classes of the authorized or outstanding capital stock of TST as described in Section 2.1.3 hereof;

2.1.10.5 Labor Disputes. Any labor disputes involving TST; or

2.1.10.6 Other Material Changes. Any other event or condition known to either of the Shareholders, particularly pertaining to and adversely affecting the operations, assets or business of TST which would constitute a material adverse change.

2.1.11 Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by TST for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by TST, a description of which is included in Schedule 2.1.11 hereto; and the tax provisions reflected in the 12/31 Balance Sheet are adequate, in accordance with GAAP, to cover liabilities of TST at the date thereof for all taxes, including any assessed interest, assessed penalties and additions to taxes of any character whatsoever applicable to TST or its assets or business. No waiver of any statute of limitations executed by TST with respect to any income or other tax is in effect for any period. The income tax returns of TST or of K&L have never been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction for the time period commencing January 1, 1993 up to and including the date of this Agreement and to the best knowledge of the Shareholders, for any period prior to January 1, 1993, and there are no current or pending audits by the Internal Revenue Service. There are no tax liens on any assets of TST except for taxes not currently due. TST is not now, never has been, and has never attempted to become, a Subchapter S Corporation under the Internal Revenue Code of 1986, as amended.

2.1.12 Intellectual Property. TST owns or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, "Intellectual Property") that are either material to its business or that are necessary for the rendering of any services rendered by it and the use or sale of any equipment or products used or sold by it (collectively, the "TST Intellectual Property"), including all such Intellectual Property listed in Schedule 2.1.12 hereto. The TST Intellectual Property is owned or licensed by TST free and clear of any Encumbrance. TST has not granted to any other person any license to use any of the TST Intellectual Property. TST has not received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by it of the TST Intellectual Property or otherwise in connection with the operation of its business.

2.1.13 Title to and Condition of Assets. TST has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 12/31 Balance Sheet or in Schedule 2.1.8 hereto, free and clear of any Encumbrance, except (i) Encumbrances reflected in the 12/31 Balance Sheet or in Schedule 2.1.8 hereto, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the business operations of TST. All leases pursuant to which TST leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid and effective; and there is not, under any such leases, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by TST and in respect to which TST has not taken adequate steps to prevent a default from occurring. The buildings and premises of TST that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All hot oilers, vacuum trucks, pump trucks, transport trucks, machinery, transportation equipment, vehicles, tools and other major items of equipment of TST are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. All such assets conform in all material respects to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any such assets has been (or are being) received by TST or any of the Shareholders, except such as have been fully complied with.

2.1.14 Contracts. All contracts, leases, plans or other arrangements to which TST is a party, by which it is bound or to which TST or the assets of TST are subject are in full force and effect, and constitute valid and binding obligations of TST and the other parties thereto. TST is not, and to the knowledge of either of the Shareholders, no other party to any such contract, lease, plan or other arrangement, is in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a material default thereunder. No contract has been entered into on terms which could reasonably be expected to have a materially adverse effect on TST. Neither of the Shareholders has received any information which would cause such Shareholder to conclude that any customer of TST will (or is likely to) cease doing business with TST (or any successors thereto) as a result of the consummation of the transactions contemplated hereby. The Shareholders have provided Key with copies of all of TST's material contracts which are to be performed in whole or in part after the date hereof.

2.1.15 Licenses and Permits. Except as set forth on Schedule 2.1.15 hereto and on Schedule 2.1.17 hereto, TST possesses all permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") necessary under law or otherwise for it to conduct its business as now being conducted and to own, operate, maintain and use its assets in the manner in which they are now being operated, maintained and used (collectively, the "TST Permits"). Each of the TST Permits and the rights of TST with respect thereto is (and will be following the consummation of the transactions contemplated hereby) valid and subsisting, in full force and effect, and enforceable by TST subject to administrative powers of regulatory agencies having jurisdiction. TST is in compliance in all material respects with the terms of each of the TST Permits. None of the TST Permits have been, or to the knowledge of either of the Shareholders, are threatened to be, revoked, canceled, suspended or modified. Copies of the TST Permits are attached hereto as Schedule 2.1.15.

2.1.16 Litigation. Except as set forth on Schedule 2.1.16 hereto, there is no suit, action, or legal or administrative, arbitration, or other proceeding or governmental investigation pending to which TST is a party or, to the knowledge of either of the Shareholders, might become a party or which particularly affects TST, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of TST, pending or, to the knowledge of either of the Shareholders, threatened.

2.1.17 Environmental Compliance.

2.1.17.1  Environmental  Conditions.  Except  as set  forth on  Schedule  2.1.17 hereto, there are no environmental conditions or circumstances, including, without limitation, the presence or release of any hazardous substance, on any property presently or previously owned or leased by TST, or on any property to which hazardous substances or waste generated by the operations of TST or by the use of the assets of TST were disposed of, which would result in a material adverse change in the business or business prospects of TST. The term "hazardous substance" means (i) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (ii) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws (as defined in Section 2.1.17.3 hereof), including, but not limited to, substances defined as "hazardous substances", "hazardous materials," or "hazardous waste" in CERCLA, RCRA, HMTA, or comparable state and local statutes or in the regulations adopted and promulgated pursuant to said statutes;

2.1.17.2 Permits, etc. Except as set forth on Schedule 2.1.17 hereto, TST has in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct its operations, other than those that are not material to its business or operations, and is operating in substantial compliance thereunder;

2.1.17.3 Compliance. Except as set forth on Schedule 2.1.17 hereto, neither the operations of TST nor the use of the assets of TST violate in any respect any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, or substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.
C. ss.9601 et seq.) ("CERCLA") , the Hazardous Materials Transportation Act (49 U.S. C. ss.1801 et seq.) ("HMTA"), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.) ("RCRA"), the Clean Water Act (33 U.S.C. 1251 et seq.) , the Clean Air Act (42 U.S. C. ss.7401 et seq.), the Toxic Substances Control Act (17 U.S.C. ss.2601 et seq.) the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.201 and ss.300f et seq.), the Rivers and Harbors Act (33 U.S.C. ss.401 et seq.), the Oil Pollution Act (33 U.S.C. ss.2701 et seq.) and analogous federal, interstate, state and local requirements, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws"), other than violations that in the aggregate are not material to the business or operations of TST;

2.1.17.4 Past Compliance. None of the operations or assets of TST has ever been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws, other than violations that in the aggregate are not material to the business or operations of TST;

2.1.17.5 Environmental Claims. No notice has been served on TST or either of the Shareholders from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action or litigation related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations, response costs or contribution under the Applicable Environmental Laws;

2.1.17.6 Renewals. Neither of the Shareholders knows of any reason TST or its successors would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of assets of TST for their current purposes and uses; and

2.1.17.7 Asbestos and PCBS. No known material amounts, except as may be described on Schedule 2.1.17 hereto, of friable asbestos currently exist on any property owned or operated by TST, nor do known polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by TST in the operations or on the properties of TST.

2.1.18 Compliance with Other Laws. TST is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) as amended, or any other applicable law (including zoning laws) or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, other than violations that in the aggregate are not material to the business or operations of TST.

2.1.19 ERISA Plans, Labor Issues. Other than TST's employee health plan (the "TST Health Plan") and profit sharing plan (the "TST Profit Sharing Plan") contained or described in Schedule 2.1.8.8 hereto, TST does not currently sponsor, maintain or contribute to, and has not at any time sponsored, maintained or contributed to any employee benefit plan which is or was subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As to the TST Health Plan, the TST Profit Sharing Plan and all other TST Employee Benefit Arrangements:

(i) the TST Health Plan, the TST Profit Sharing Plan and all other TST Employee Benefit Arrangements comply with and have been administered in form and in operation in compliance with all applicable laws including, without limitation, ERISA, the Internal Revenue Code of 1986, as amended (the "Code), and the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), and neither of the Shareholders has received any notice from any governmental authority questioning or challenging such compliance; (ii) TST's administration and operation of the TST Health Plan and the TST Profit Sharing Plan has not been conducted in such a manner as would give rise to any material fines, penalties, taxes, claims or charges against TST by a governmental entity or any third party or otherwise, result in a material adverse effect on TST's financial condition;

(iii) funding of the TST Profit Sharing Plan is in the sole discretion of TST regardless of past funding practices, and the TST Profit Sharing Plan may be terminated at any time without liability to TST other than the obligation to distribute the funds held by the TST Profit Sharing Plan in accordance with the provisions thereof;

(iv) there has been no event or condition which presents a material risk of termination of the TST Profit Sharing Plan or the TST Health Plan; and

(v) the execution, delivery and performance of this Agreement will not cause either the TST Health Plan or the TST Profit Sharing Plan to be terminated or otherwise adversely affect the administration or operation thereof. TST's administration of the TST Health Plan and the TST Profit Sharing Plan following the Closing in the same manner as such plans were administered by TST prior to the Closing will not violate any applicable laws or otherwise result in the material adverse effect on the financial condition of TST. TST has not engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on the operations or assets of TST. Except as described in Schedule 2.1.16 hereto, TST has no dispute with any of its existing or former employees. There are no labor disputes or, to the knowledge of either of the Shareholders, any disputes threatened by current or former employees of TST.

2.1.20 Investigations; Litigation. No investigation or review by any governmental entity with respect to TST or any of the transactions contemplated by this Agreement is pending or, to the knowledge of either of the Shareholders, threatened, nor has any governmental entity indicated to TST an intention to conduct the same, and, except as set forth on Schedule 2.1.16 hereto, there is no action, suit or proceeding pending or, to the knowledge of either of the Shareholders, threatened against or affecting TST at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in a material adverse change in the financial condition, properties or business of TST.

2.1.21 Absence of Certain Business Practices. Neither TST, nor any officer of TST, nor, to the knowledge of either of the Shareholders, any employee or agent of TST or any other person acting on behalf of TST, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of TST (or to assist TST in connection with any actual or proposed transaction) which (i) might subject TST to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of TST, or (iii) if not continued in the future, might materially and adversely affect the assets, business operations or prospects of TST or which might result in liability to TST in a private or governmental litigation or proceeding.

2.1.22 Consents and Approvals. No consents, approvals, or authorizations of, or filing a registration with any governmental or regulatory authority, or any other person is required to be made or obtained by the Shareholders or TST in connection with the consummation of the transactions contemplated hereby.

2.1.23 Broker or Financial Advisor Fee. Neither the Shareholders nor TST have retained any broker, agent, or finder or agreed to pay any financial broker, agent or finder on account of this Agreement in such a manner as to give rise to any valid claim against Key for any finder's fee, brokerage commission, or similar payment.

2.1.24 Relationship to K&L. On February 18, 1997 (the "Merger Date") K&L was merged into TST. Prior to the Merger Date, K&L was the sole shareholder of TST. From the date K&L became the sole shareholder of TST through the Merger Date, the business operations of TST were conducted solely by TST and not by K&L.

                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF KEY


3.1 Representations and Warranties of Key. The express representations and warranties of Key contained in this Article 3 are exclusive and are in lieu of all other representations and warranties, express, implied or statutory, or otherwise. Subject to the foregoing, Key represents and warrants to each of the Shareholders as follows:

3.1.1 Organization and Standing. Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it.

3.1.2 Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Key, and this Agreement is a valid and binding obligation of Key enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Key will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under
(i) the Articles of Incorporation or Bylaws of Key, or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key or any of its property is bound.

3.1.3 Consents and Approvals. No consent, notice, approval, order or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority, or any other person is required to be obtained or made by Key in connection with its execution, delivery or performance of this agreement or the consummation by it of the transactions contemplated hereby.

3.1.4 Key's Access to TST's Assets and Records. Key acknowledges that it is actively engaged in the same business as is TST, that it has been afforded an opportunity to examine the assets and records of TST, discuss TST's business and operations with the Shareholders, and investigate the condition of the assets of TST, and that Key is entering into this Agreement on the basis of such investigation and the representations and warranties of the Shareholders.

3.1.5 TST's Stock Not Registered. TST is a privately held corporation, and Key acknowledges such. TST's stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state securities laws, and the stock, therefore, cannot be offered for sale, sold, transferred, pledged or otherwise hypothecated except in accordance with the registration requirements of the Act and such other state laws as may be applicable. Key acknowledges that TST has made available to it such information and documents, and that Key understands the risk associated with ownership of TST and Key is capable of bearing the financial risk associated therewith. The TST Shares and the dealings with Key are proceeding in reliance on exemptions from registration or qualification requirements pursuant to state law.

                                    ARTICLE 4
                        OBLIGATIONS PENDING CLOSING DATE

4.1 Affirmative Covenants of the Shareholders. Except as expressly contemplated elsewhere in this Agreement, the Shareholders agree that from the date hereof until the Closing Date, the Shareholders will cause TST to (and unless otherwise indicated by the context, since the Balance Sheet Date, TST has):

4.1.1 Maintenance of Present Business. Operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it;

4.1.2 Maintenance of Properties. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and tear excepted;

4.1.3 Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with GAAP applied on a consistent basis;

4.1.4 Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

4.1.5 Inspection. Permit Key and its authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties herein made and the compliance with covenants contained in this Agreement; and

4.1.6 Notice of Material Developments. Promptly notify Key in writing of any material adverse change in, or any changes which, in the aggregate, could result in a material adverse change in, the consolidated financial condition, business or affairs of TST, whether or not occurring in the ordinary course of business.

4.2 Negative Covenants of the Shareholders. Except as expressly contemplated elsewhere in this Agreement, each of the Shareholders agrees that from the date hereof until the Closing Date, they will cause TST not to (and unless otherwise indicated by the context, since the Balance Sheet Date, it has not):

4.2.1 Prohibition of Certain Employment Contracts. Enter into any contracts of employment which cannot be terminated on notice of 30 days or less or which provide for any severance payments or benefits covering a period beyond the earlier of the termination date or notice thereof;

4.2.2 Prohibition of Certain Loans. Incur any borrowings which would exceed $50,000.00, in the aggregate, for any purpose except (i) the prepayment by customers of amounts due or to become due for services rendered or to be rendered in the future, or (ii) as is otherwise approved in writing by Key;

4.2.3 Prohibition of Certain Commitments. Enter into commitments of a capital expenditure nature or incur any contingent liabilities which would exceed $10,000.00 in the aggregate except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, or (ii) as is otherwise approved in writing by Key;

4.2.4 Disposal of Assets. Other than as set forth in Schedule 4.2.4 hereto, sell, dispose of, or encumber, any property or assets, except (i) in the usual and ordinary course of business, (ii) property or assets which individually have a value of less than $1,000.00, or (iii) as may be approved in writing by Key;

4.2.5 Maintenance of Insurance. Discontinue its current level of insurance;

4.2.6 Acquisition Proposals. Directly or indirectly (i) solicit, initiate or encourage any inquiry or Acquisition Proposal (defined below) from any person or
(ii) participate in any discussions or negotiations regarding, or furnish to any person other than Key or its representatives any information with respect to, or otherwise facilitate or encourage any Acquisition Proposal by any other person. As used herein "Acquisition Proposal" means any proposal for a merger, consolidation or other business combination involving TST or for the acquisition or purchase of any equity interest in, or a material portion of the assets of, TST, other than the transactions with Key and the Shareholders contemplated by this Agreement. TST shall promptly communicate to Key the terms of any such written Acquisition Proposal which it may receive or any written inquiries made to it or any of its directors, officers, representatives or agents;

4.2.7 No Amendment to Articles of Incorporation. Amend its Articles of Incorporation or merge or consolidate with or into any other corporation or change in any manner the rights of the TST Common Stock or the character of its business;

4.2.8 No Issuance, Sale, or Purchase of Securities. Issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise) any shares of TST Common Stock, or subdivide or in any way reclassify any shares of TST Common Stock or acquire, or agree to acquire, any shares of TST Common Stock; and

4.2.9 Prohibition on Dividends. Other than as set forth on Schedule 4.2.4 hereto, declare or pay any dividend on shares of TST Common Stock or make any other distribution of assets to the holders thereof.

4.3 Control of Operations. Nothing contained in this Agreement shall give Key, directly or indirectly, the right to control or direct the operations of TST prior to the Closing. Prior to the Closing, the Shareholders shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of TST's operations.

4.4 Agreements of Key. Key agrees that from the date hereof until the Closing Date it will, and will cause its representatives to hold all data and information obtained with respect to TST, in confidence and further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge through no fault of Key.

4.5 Agreements of Key and the Shareholders. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the transactions contemplated by this Agreement, including, without limitation (i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any governmental entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) the use of reasonable best efforts to obtain any such consents, approvals, orders, authorizations, and waivers and to effect any such declarations, filings, and/or registrations;
(iii) the use of reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) the use of reasonable best efforts to defend, and cooperate in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; (v) the use of reasonable best efforts to satisfy the Closing conditions set forth in Article 5 hereof to the extent that the fulfillment of the requirements thereof are within the control of such party, and (vi) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

                                    ARTICLE 5
                       CONDITIONS PRECEDENT TO OBLIGATIONS

5.1 Conditions Precedent to Obligations of the Shareholders. The obligations of the Shareholders to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by the Shareholders, before the Closing Date:

5.1.1 Representations and Warranties of Key True at the Closing Date. The representations and warranties of Key herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; Key shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by Key before the Closing Date; and Key shall have delivered to the Shareholders a certificate, dated the Closing Date and signed by its president or vice president, to such effect.

5.1.2 No Material Litigation. No suit, action, or other proceeding shall be pending or threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or provide other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

5.1.3 Opinion of Key Counsel. The Shareholders shall have received a favorable opinion, dated as of the Closing Date, from Lynch, Chappell & Alsup, counsel for Key, in form and substance satisfactory to the Shareholders, to the effect that
(i) Key has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas; (ii) all corporate proceedings required to be taken by or on the part of Key to authorize the execution of this Agreement and the implementation of the transactions contemplated hereby have been taken; (iii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of Key and is enforceable against Key in accordance with its terms, except as unenforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. No opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of Key as to matters of fact.

5.2 Conditions Precedent to Obligations of Key. The obligations of Key to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Key, before the Closing Date.

5.2.1 Representations and Warranties of the Shareholders True at Closing Date. The representations and warranties of the Shareholders herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; the Shareholders shall have performed and complied in all material respects, with all covenants required by this Agreement to be performed or complied with by them before the Closing Date; and each of the Shareholders each shall have delivered to Key a certificate, dated the Closing Date and signed by each of the Shareholders, to such effect.

5.2.2 No Material Litigation. No suit, action, or other proceeding shall be pending or threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which might result in a material adverse change in the value of the assets and business of TST.

5.2.3 Opinion of Counsel. Key shall have received a favorable opinion, dated as of the Closing Date, from Bradford L. Moore, counsel to the Shareholders, in form and substance satisfactory to Key, to the effect that (i) TST has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas; (ii) all outstanding shares of the TST Common Stock have been validly issued and are fully paid and non-assessable; and (iii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of the Shareholders, and is enforceable against the Shareholders in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. No opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of TST or the Shareholders as to matters of fact.

5.2.4 Consent of Certain Parties in Privity with TST or the Shareholders. The holders of any material indebtedness of TST or the Shareholders, the lessors of any material property leased by TST or the Shareholders, and the other parties to any other material agreements to which TST or the Shareholders are a party shall, when and to the extent necessary in the reasonable opinion of Key, have consented to the transaction contemplated hereby.

5.2.5 Title Policies. Key shall have received a commitment to issue a title insurance policy covering title to those properties of TST identified in Tracts 1, 2, 3, 4, 5, 6A, 7, 8, 9, 10, 14, 15, 16 and 17 on Schedule 2.1.8.1 hereto, with each such policy to be issued by an insurer in an amount equal to the greater of (i) the appraisal value of such property for property tax assessment purposes or (ii) the original purchase price of such property (subject to the consent of the insurance provider) and subject only to such conditions and exceptions as are reasonably acceptable to Key; provided, however, that if TST holds existing title insurance policies covering any of such properties, Key agrees to accept, in lieu of title commitments, run-sheets since the original date of such existing policies covering such properties, the accuracy of which has been certified by the Shareholders' counsel, indicating (together with those conditions and exceptions shown on such original policies) such Encumbrances as are reasonably acceptable to Key.

5.2.6 Resignations. Key shall have received a written resignation from each officer and director of TST from their respective positions with TST effective as of the Closing Date.

5.2.7 Lien Releases. Key shall have received documentation reasonably satisfactory to it that, as of the Closing Date, (i) the TST shares are free and clear of all Encumbrances and (ii) all of the assets, real and personal, of TST are held by TST free and clear of all liens, security interests, mortgages and deeds trust; provided, however, that in connection with obtaining such releases, subject to TST having received, on or before the Closing, proceeds from the asset transfers, note repayment and capital contributions referred to in
Schedule 2.1.4 hereto in an amount equal to the Payoff Amount (defined below) less $750,000, Key consents and agrees to (i) TST's repayment, at the Closing, of the Bobby Knight Promissory Note referred to in Schedule 2.1.8.14 hereto together with all interest that would have been payable over the term of such note (the "Payoff Amount") and (ii) pay the holder of such note an additional $500,000 at the Closing.

5.2.8 TST Health Plan. Key shall have received assurances satisfactory to Key that the TST Health Plan will remain in effect following the Closing.

                                    ARTICLE 6
                           TERMINATION AND ABANDONMENT

6.1  Termination.   Anything   contained  in  this  Agreement  to  the  contrary
notwithstanding, this Agreement may be terminated and the purchase and sale contemplated hereby abandoned at any time before the Closing Date:

6.1.1 By Mutual Consent. By mutual consent of Key and the Shareholders.

6.1.2 By Key Because of Failure to Perform Agreements or Conditions Precedent. By Key, if the Shareholders have failed to perform or comply with any material agreement set forth in Sections 4.1 or 4.2 hereof, or if any condition set forth in Section 5.2 hereof has not been met, and such condition has not been waived by Key.

6.1.3 By the Shareholders Because of Key's Failure to Perform Agreements or Conditions Precedent. By the Shareholders, if Key has failed to perform or comply with any material agreement set forth in Section 4.4 hereof, or if any condition set forth in Section 5.1 hereof has not been met, and such condition has not been waived by the Shareholders. .

6.1.4 By Key or by the Shareholders if No Closing by April 4, 1997. By either Key or the Shareholders, if the Closing shall not have occurred on or before April 4, 1997, provided, however, that this Agreement may not be terminated by any party hereto pursuant to the provisions of this Section 6.1.4 if the Closing has not occurred due to the breach of any provision of this Agreement by the party desiring to terminate this Agreement.

6.2 Effect of Termination. In the event the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section 6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its Shareholders or controlling persons or directors or officers), except as otherwise provided in this Agreement; provided, however, that a termination of this Agreement shall not relieve any party hereto from any liability for damages incurred as a result of a breach by such party of its representations, warranties, covenants, agreements or other obligations hereunder, occurring before such termination.

6.3 Waiver of Conditions. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof.

6.4 Expense on Termination. If the transactions contemplated hereby are abandoned pursuant to and in accordance with the provisions of Section 6.1 hereof, all expenses will be paid by the party incurring them.

                                    ARTICLE 7
                              ADDITIONAL AGREEMENTS

7.1 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense by or on the date hereof. Key expressly agrees to the payment by TST of the legal and environmental fees referred to in Section 2.1.10 hereof. Key also agrees to pay to the Shareholders one-half (l/2) of the costs incurred by the Stockholders in fulfilling the closing conditions set forth in Section 5.2.5 hereof.

7.2 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

7.3 TST Employees. The Shareholders will use their reasonable best efforts to cause the TST Employees to remain in the employment of TST through the Closing Date. Key will cause TST to continue the employment of the TST Employees; provided, however, nothing herein shall be construed as creating any contractual obligation of TST to continue any such employee as an employee of TST.

7.4 Employee Benefit Plans. The TST Employee Benefit Arrangements as currently in effect may, at the option of Key, be continued, amended or terminated. Key shall cause TST to pay, without offset, deduction, counterclaim, interruption, or deferment, in accordance with the applicable terms thereof, all benefits due under the terms of all such TST Employee Benefit Arrangements that have vested or accrued at or prior to the Closing Date or that become vested or accrued as a result of the transactions contemplated hereby.

7.5  Noncompetition.  Each of the Shareholders  agrees that for a period of five
(5) years from the Closing Date, such Shareholder will not, directly or indirectly, acting alone or as a member of a partnership or as an officer, director, employee, consultant, representative, holder of, or investor in as much as 3% of any security of any class of any corporation or other business entity (i) engage in competition with the business or businesses conducted by TST, Key or any affiliate of Key as of the Closing Date, or in any service business the services of which are provided and marketed by TST, Key or any affiliate of Key as of the Closing Date in Texas or New Mexico; (ii) request any present customers or suppliers of TST to curtail or cancel their business with TST, Key or any affiliate of Key; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of TST, Key or any affiliate of Key or any details of their organization or business affairs or
(iv) induce or actively attempt to influence any employee of TST, Key or any affiliate of Key to terminate his employment. Each of the Shareholders agrees that if either the length of time or geographical area set forth in this Section
7.5 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 7.5 are in addition to any other obligations that the Shareholders may have under the laws of the State of Texas requiring an employee of a business or a shareholder who sells his stock in a corporation (including a disposition in a merger) to limit his activities so that the goodwill and business relations of his employer and of the corporation whose stock he has sold (and any successor corporation) will not be materially impaired. Each of the Shareholders further agrees and acknowledges that TST, Key and its affiliates do not have any adequate remedy at law for the breach or threatened breach by such Shareholder of this covenant, and agree that TST, Key or any affiliate of Key may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin such Shareholder from such breach or threatened breach. If any provisions of this Section 7.5 are held to be invalid or against public policy the remaining provisions shall not be affected thereby. Each of the Shareholders acknowledges that the covenants set forth in this Section 7.5 are being executed and delivered by such Shareholder in consideration of the covenants of Key contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

7.6 Material  Adverse  Change.  As used in this  Agreement,  the term  "material adverse change" means any change, event, circumstance or condition (collectively, a "Change") which when considered with all other Changes would reasonably be expected to result in a "loss" having the effect of so fundamentally adversely affecting the business or financial prospects of Key or TST, as the case may be, that the benefits reasonably expected to be obtained by Key or TST, as the case may be, as a result of the consummation of the transactions contemplated by this Agreement would be jeopardized with relative certainty. The term "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, loss of income, liabilities, fines, penalties, costs and expenses paid or incurred or more likely than not to be paid or incurred, or diminutions in value of any kind or character (whether known or unknown, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are more likely than not to occur, including without limitation penalties, interest on any amount payable to a third party as a result of the foregoing and any legal or other expenses reasonably incurred or more likely than not to be incurred in connection with investigating or defending any demands, claims, actions or causes of action that, if adversely determined, would likely result in losses, and all amounts paid in settlement of claims or actions; provided, that losses shall be net of any recoveries by TST from third parties and any insurance proceeds TST is entitled to receive from a non-affiliated insurance company on account of such losses (after taking into account any costs incurred in obtaining such proceeds and any increase in insurance premiums as a result of a claim with respect to such proceeds).

7.7 Shareholder Employment. After the Closing Date, Keith Neill shall remain in the employment of TST at a monthly salary of $8,000.

                                    ARTICLE 8
                                 INDEMNIFICATION

8.1 Indemnification by the Shareholders. In addition to any other remedies available to Key under this Agreement, or at law or in equity, each of the Shareholders shall jointly and severally indemnify, defend and hold harmless Key, and its officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") in excess of $150,000.00 in the aggregate that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by, the Shareholders to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Key by the Shareholders under this Agreement; provided, however, that (i) the Shareholders' aggregate obligations to indemnify Key and the other parties identified above shall never exceed the aggregate sum of $8,500,000.00; (ii) the Shareholders shall not be required to so indemnify, defend and hold harmless Key and its officers, directors, employees, agents and stockholders, against and with respect to any Damages incurred as a result of a breach by either of the Shareholders of their respective representations and warranties in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Key by any of the Shareholders under this Agreement for which Key fails to provide written notice of a claim for such Damages to the Shareholders on or before the expiration of the survival period (as specified in
Section 9.2 hereof) of the specific representation or warranty alleged to have been breached; (iii) in the event that Key can recover Damages for which it is indemnified by the Shareholders pursuant to this Section 8.1 from a collateral source including, but not limited to, a third party or insurance coverage, and does in fact collect all or a portion of such Damages from such collateral source, then Key agrees not to enforce its right to indemnification under this
Section 8.1 to the extent of such third party collections; and (iv) Key agrees that it will not seek indemnification under this Section 8.1 for any environmental remedial work on TST's properties unless TST (or Key) is required to perform such work by a third party or by a governmental entity or agency.

8.2 Indemnification by Key. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Key shall indemnify, defend and hold harmless each of the Shareholders against and with respect to any and all Damages in excess of $150,000.00 in the aggregate that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Key to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholders by or on behalf of Key under this Agreement; provided, however, that (i) Key's aggregate obligation to indemnify the Shareholders shall never exceed the sum of $8,500,000.00; (ii) Key shall not be required to so indemnify, defend and hold harmless the Shareholders and their employees and agents against and with respect to any Damages incurred as a result of a breach by Key of any of its representations and warranties in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Shareholders by Key under this Agreement for which the Shareholders fail to provide written notice of a claim for such Damages to Key on or before the expiration of the survival period (as is specified in Section 9.2 hereof) of the specific representations or warranty alleged to have been breached; and (iii) in the event that the Shareholders can recover Damages for which it is indemnified by Key pursuant to this Section 8.1 from a collateral source including, but not limited to, a third party or insurance coverage, and does in fact collect all or a portion of such Damages from such collateral source, then the Shareholders agree not to enforce its right to indemnification under this Section 8.2 to the extent of such third party collections.

8.3 Indemnification Procedures. If any party hereto discovers or otherwise becomes aware of a claim for Damages arising under this Article 8, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for Damages arising under Sections 8.1 or 8.2 hereof may be made, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. Any indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, and the expenses of such defense shall be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

8.4 Litigation Indemnification. The parties hereto acknowledge that TST is a defendant in Cause No. H-96-0163 pending in the United States District Court for the Southern District of Texas, Houston Division, entitled AMERADA HESS CORPORATION VS. T.S.T. PARAFFIN SERVICE COMPANY, INC. (the "Amerada Hess Litigation"). The parties hereto further acknowledge that there are collateral matters which are being litigated insofar as the validity of an indemnity agreement executed as a result of settlement by TST in Cause No. C-2244-94-D pending in the 206th Judicial District Court of Hidalgo County, Texas, which involved Regina Valenzuela as Next Friend of Brenda Janette Montanez. The parties hereto further acknowledge that TST has remaining upon its insurance coverage the sum of $250,000 which can be applied toward any damages awarded in the Amerada Hess Litigation or which may be used to help fund a settlement of this litigation. In addition to any other remedies available to the parties hereto under this Agreement, or at law or in equity, the parties hereto hereby agree that in the event that damages and/or settlement of the Amerada Hess Litigation results in an amount in excess of the $250,000 insurance coverage, that such excess will be paid as follows:

(i) The Shareholders shall commence paying with the first dollar over the $250,000 and shall continue paying all dollars thereafter until such award and/or settlement amount reaches $1,250,000; and

(ii) For all  amounts  awarded or for which  settlement  may be had in excess of
$1,250,000  and  commencing  with  the  first  dollar  after   $1,250,000,   the
Shareholders shall pay 20% of each dollar and TST shall pay 80% of each dollar.

The Shareholders and Key agree that they will jointly, at TST's expense, pursue any third party, including Petrosurance Company, for reimbursement, collateral source money, or to enforce any other indemnity agreements. For monies recovered as a result of such pursuit, the Shareholders and TST shall divide each dollar recovered according to a ratio formula determined by a fraction whose numerator shall consist of the total amount of money paid by either the Shareholders or TST, and the denominator shall consist of the total monies paid by both the Shareholders and TST. Such fraction shall then be multiplied times the recovered amount of money to determine those sums reimbursable either to the Shareholders or TST. Key further agrees that upon the Closing, it shall cause TST to directly participate in the Amerada Hess Litigation and proceed with due diligence to reach resolution thereof by employing its own counsel to commence such legal activities as may be necessary to (i) apply pressure to TST's insurance carrier, AIG, to settle the Amerada Hess Litigation, and/or to tender the full policy amounts to assist in funding the settlement of said litigation, and (ii) initiate such activities as may be necessary to commence meaningful settlement discussions with Amerada Hess and other matters which management may deem prudent to rapidly conclude the Amerada Hess Litigation. The first $25,000 of the costs and expenses of such counsel shall be borne by TST with the remaining costs and expenses being shared equally by TST and the Shareholders. Key shall not consent to settle the Amerada Hess Litigation for an amount above $250,000 without the prior consent of the Shareholders, such consent not to be unreasonably withheld.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.1 Press Releases. Key, on the one hand, and the Shareholders, on the other, shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to receiving approval from the other party, such approval not to be unreasonably withheld or delayed. No announcement shall be made by any of the parties hereto prior to the Closing except as may specifically be required under the terms of this Agreement, except when in the opinion of the parties' counsel such public statement or announcement is legally required.

9.2 Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive for a period of 12 months from the Closing Date, notwithstanding any investigation made by or on behalf of any of the parties hereto; provided, however, that the representations and warranties contained in Section 2.1.11 hereof shall survive until the expiration of the applicable statute of limitations associated with the taxes at issue. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive for a period of 12 months from the Closing Date despite any investigation made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive as provided herein.

9.3 Entirety. This Agreemennt embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

9.4 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

9.5 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.
If to Key:
Addressed to:                                   With a copy to:

Yale E. Key, Inc.                               Key Energy Group, Inc.
1501 E. Taylor                                  Two Tower Center, Tenth Floor
Midland, Texas 79702                            East Brunswick, New Jersey 08816
Attention: C. Ron Laidley                       Attention: General Counsel
Facsimile: (915) 570-8990                       Facsimile: (908) 247-5148

                                                           and

                                                Lynch, Chappell & Alsup,
                                                a Professional Corporation
                                                300 N. Marienfeld, Suite 700
                                                Midland, Texas 79701
                                                Attention: James M. Alsup
                                                Facsimile: (915) 683-2587





If to either Shareholder:

Addressed to:                                        With a copy to:

Keith and Leslie Neill                               Bradford L. Moore
1309 East Harris                                     P. O. Box 352
Brownfield, Texas 79316                              Brownfield, Texas 79316
                                                     Facsimile: (806) 637-3877

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

9.6 Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

9.7 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Key and the Shareholders, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

9.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

9.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.

9.10 Knowledge. References to "knowledge" contained in Sections 2.1.4, 2.1.7, 2.1.11, 2.1.14, 2.1.16, 2.1.19, and 2.1.20 hereof refer only to the actual knowledge of each Shareholder. References to "knowledge", "known"or "knows" contained in Sections 2.1.10.6, 2.1.13, 2.1.15, 2.1.17.6, 2.1.17.7 and 2.1.21
hereof refer to, in addition to the actual knowledge of each Shareholder, that level of knowledge which a person in the same office, position and relationship to TST (and the same level of responsibility and authority over the operations of TST) as such Shareholder would be reasonably expected to possess. IN WITNESS

WHEREOF,  the Shareholders  have executed this Agreement and Key has caused this
Agreement  to  be  signed  in  its  corporate   name  by  its  duly   authorized
representative, all as of the day and year first above written.

                                             YALE E. KEY, INC.


                                             By:________________________________
                                                C. Ron Laidley, President


                                             SHAREHOLDERS


                                             -----------------------------------
                                             Keith Neill


                                             -----------------------------------
                                             Leslie Neill


pbooker\jma\key energy group\neill 7 unmarked agreement